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                                                                    EXHIBIT 99.1



                                 LABRANCHE & CO INC.
                                 Larry Prendergast
                                 Executive Vice President of Finance
                                 Harvey S. Traison
                                 Senior Vice President & Chief Financial Officer
                                 (212) 425-1144

FOR IMMEDIATE RELEASE
                                 MORGEN-WALKE ASSOCIATES
                                 Investors:  Gordon McCoun/Theresa Vogt
                                 Media: Jonathan Teall/Rebecca Riordan
                                 (212) 850-5600



            LABRANCHE & CO COMPLETES ACQUISITION OF ROBB PECK MCCOOEY
                            FINANICAL SERVICES, INC.

         New York, New York, March 16, 2001 -- LaBranche & Co Inc. (NYSE:
LAB), parent of one of the leading Specialist firms on the New York Stock Exchange, announced today that it has completed its acquisition of Robb Peck McCooey Financial Services, Inc. and its specialist and clearing subsidiaries. The completed transaction solidifies LaBranche's position as a leading Specialist firm with 512 common stock listings.

         The acquisition adds 129 common stock listings to LaBranche's existing portfolio, including three components of the Dow Jones Industrial Average and 22 components of the S&P 500 Index. The listings include industry leaders such as Philip Morris, DuPont, Eastman Kodak, Bristol-Myers Squibb, Wells Fargo, United Parcel Service and Nippon Telephone & Telegraph. The transaction also includes a 25% interest in a joint specialist account with
R. Adrian & Co., LLC and Freedom Specialists, Inc., a subsidiary of Tucker Anthony Sutro. The joint trading account acts as the Specialist for 27 listed companies, including four S&P 500 Index components.

         Michael LaBranche, Chairman and Chief Executive Officer, stated, "With this acquisition, we have again expanded our Specialist services to a larger number of listed companies. We look forward to joining forces with Robb Peck McCooey's Specialists to further enhance market quality in our listed stocks and to provide additional services to our companies."

         Founded in 1924, LaBranche is one of the leading Specialist firms on the New York Stock Exchange in terms of capital, number of stocks traded, dollar volume, and share volume. With



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approximately 100 seats on the NYSE, the Company is the Specialist for over
500 issues, nine of which are in the Dow Jones Industrial Average and 91 of which are in the S&P 500 Index.

CERTAIN STATEMENTS CONTAINED IN THIS RELEASE, INCLUDING WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES", "INTENDS", "EXPECTS", "ANTICIPATES", AND WORDS OF SIMILAR IMPORT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND SINCE SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THE ACTUAL RESULTS AND PERFORMANCE OF LABRANCHE AND THE INDUSTRY MAY TURN OUT TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. LABRANCHE ALSO DISCLAIMS ANY OBLIGATION TO UPDATE ITS VIEW OF ANY SUCH RISKS OR UNCERTAINTIES OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS MADE IN THIS RELEASE.

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